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Uranerz Drilling Update on Powder River Basin Projects

Casper, Wyoming, November 3, 2008 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (AMEX: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce the 2008 exploration drilling status on its 100% held properties and for the Arkose Mining Venture (Arkose), a joint venture between the Company (81%) and United Nuclear, LLC (19%). The two project areas are adjacent to each other in the Powder River Basin, Wyoming. Since the Company’s last drilling update, a total of 498 uranium trend and delineation holes were drilled utilizing five drill rigs and two electric log probing units. This drilling activity was performed during the period of July 1, 2008 through October 31, 2008. Delineation drilling on the 100% held properties was conducted at east North Butte, Willow Creek, Hank, North Rolling Pin, and Doughstick. A total of 165 holes were drilled on these properties. Exploration drilling on the Arkose property continued in the Little Butte area and moved to the South Doughstick target area in September and Cedar Canyon in October 2008. A total of 333 holes, including two core holes, were drilled on Arkose during the update period. The combined effort for both project areas during this period represents approximately 344,525 feet of drilling with an average depth of 692 feet per hole. To-date during 2008, Uranerz has drilled a total of 764 holes at an average depth of 696 feet, for a total of 531,450 feet of drilling.

The purpose of the 2008 Uranerz / Arkose drilling project is to find previously unknown or little-known uranium mineralization trends and to delineate known trends, which will provide data for permitting and eventual production operations in favorably identified areas. During this update period, approximately 7.0 miles of uranium roll front trends were investigated. Approximately 3.5 miles of the 7.0 miles of trends had favorable uranium mineralization. Uranium mineralization ranged from <0.01% eU3O8 to 2.65% eU3O8. A cut-off grade of 0.03% eU3O8 has been established for Uranerz and Arkose projects. Approximately 39% of the 498 holes drilled during this update period met or exceeded the minimum cutoff grade. Some of the delineation drilling was conducted in rows or fences of drill holes, with each end of the fence being drilled until barren sand was found. This drilling technique typically results in two or more barren holes per fence. A summary table of the best hole results is provided below.

Summary of Best Hole Drilling Results from July 1, 2008 Through October 31, 2008

Hole ID	Thickness	Grade (%) eU3O8*	Grade-Thickness	Depth
	(ft)		(GT**)	(ft to top)
East North Butte (Uranerz B Sand)
U45-19-022	10.5	0.200	2.18	593.0
U45-19-070	5.5	0.333	1.83	542.0
U45-19-064	6.5	0.255	1.66	506.5

U45-19-071	11.5	0.117	1.34	516.0
East North Butte (Uranerz A Sand)
U45-19-034	13.0	0.170	2.21	657.0
U45-19-051	8.5	0.128	1.09	676.0
U45-19-052	8.0	0.189	1.51	633.5
Doughstick (Uranerz A Sand)
U36-21-104	9.0	0.125	1.13	533.5
U36-21-113	7.0	0.159	1.11	468.0
U36-21-122	16.0	0.066	1.06	383.0
Little Butte (Arkose 90 Sand)
A25-15-043	7.5	0.134	1.01	568.0
A25-15-103	12.0	0.121	1.45	583.0
South Doughstick (Arkose 100 Sand)
A36-29-006	14.5	0.103	1.51	603.0
A36-29-019	1.0	2.650	2.65	551.0
A36-29-024	8.0	0.136	1.09	555.0
A36-29-036	17.0	0.125	2.30	551.5
A36-29-051	9.5	0.135	1.29	520.5
A36-29-055	10.5	0.149	1.56	526.5

* All drill holes are electric logged with a standard suite of logs including resistivity, self-potential, and natural gamma. The gamma detection instruments are calibrated in the Casper, Wyoming, US Department of Energy test pits every 60 days.

**GT represents grade times thickness and is calculated by multiplying eU3O8 grade (in percent) by gamma anomaly thickness (in feet) as determined from downhole radiometric probing. For example, a drill hole that has 10 feet of 0.10% uranium mineralization has a GT of 1.0 and would be considered a good hole by ISR mining standards.

“We were very pleased with the accomplishments our 2008 drilling program made during the summer months. On the 100% Uranerz properties, we confirmed both previously known trends and delineated a new trend at east North Butte that had excellent grade. On the Arkose properties, we encountered better grade mineralization at Little Butte on the 90 Sand than was found earlier this year. We were especially excited by the grade and extent of mineralization found at South Doughstick. The South Doughstick trend is the western limb extension of our Nichols Ranch resource area (the Uranerz Nichols Ranch A Sand is equivalent to the Arkose 100 Sand) and is only two miles south of our proposed plant site. We expect to continue drilling at South Doughstick for the remainder of the year,” said Kurtis Brown, the Company’s Senior Vice President, Exploration.

Mr. Kurtis Brown is a “qualified person” as defined by Canadian National Instrument 43-101 and oversees the Company’s drill programs. He has reviewed the technical disclosure related to the Company’s drilling results that are provided in this news release.

About Uranerz
Uranerz Energy Corporation is a pure-play uranium company listed on the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”) under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Members of the Uranerz management team have specialized expertise in the in-situ recovery (“ISR”) uranium mining method, and the Company collectively owns or controls (including through its interest in the Arkose Mining Venture) approximately 122,500 acres (49,575 hectares or 191 square miles) in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A., an area well-known for hosting uranium-mineralized roll fronts often amenable to ISR mining techniques.

The Company has submitted federal and state mining applications to build and operate the Nichols Ranch Uranium ISR Project which, when licensed and constructed, is planned to consist of a central processing facility at the Nichols Ranch property and a satellite facility at the Hank property. Commercial ISR mining in the Powder River Basin has been ongoing since 1987, with production coming from the Smith Ranch-Highland mine currently owned and operated by Cameco Resources Inc. and from AREVA NC’s Irigaray-Christensen Ranch ISR mine located in the Pumpkin Buttes uranium mining district (presently on stand-by, but re-start of operations has been announced). Commencement of operations at the Nichols Ranch Uranium ISR Project is dependent on receipt of required regulatory approvals, but is currently projected for late 2010 or 2011.

Further Information
For further information, contact the Company’s Investor Relations department at 1-800-689-1659 or please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on the SEDAR website at www.sedar.com.

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to planned development, capital and operating cost and other projections, resource estimates, our planned exploration and drilling programs and results, the availability of future financing for exploration, and other plans, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.